UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 26, 2012

Belden Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-12561	36-3601505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7733 Forsyth Boulevard, Suite 800

St. Louis, Missouri 63105

(Address of Principal Executive Offices, including Zip Code)

(314) 854-8000

(Registrant’s telephone number, including area code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX

Exhibit 99.1 Unaudited combined condensed pro forma financial information of Belden Inc. and Miranda Technologies Inc. as of and for the six months ended July 1, 2012 and for the year ended December 31, 2011

This Amendment No. 2 on Form 8-K/A amends and supplements the Current Report on Form 8-K of Belden Inc. (the “Company”) filed with the Securities and Exchange Commission on August 1, 2012 (the “Initial Form 8-K”) to include pro forma financial information permitted pursuant to Item 9.01 of Form 8-K to be excluded from the Initial Form 8-K and filed by amendment to the Initial Form 8-K no later than 71 days after the date on which the Initial Form 8-K was required to be filed. As previously reported in the Initial Form 8-K, on July 27, 2012, the Company acquired 97.37% of the outstanding common shares of Miranda Technologies Inc. (“Miranda”), and effective as of July 30, 2012, the Company completed the necessary steps to allow it to be deemed the 100% owner of Miranda.

Item 9.01. Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

An unaudited pro forma combined condensed balance sheet for the Company and Miranda as of July 1, 2012, unaudited pro forma combined condensed statements of operations for the six-month period ended July 1, 2012 and for the year ended December 31, 2011, and the notes thereto.

(d)	Exhibits

Exhibit 99.1 Unaudited combined condensed pro forma financial information of Belden Inc. and Miranda Technologies Inc. as of and for the six months ended July 1, 2012 and for the year ended December 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN INC.

Date: October 12, 2012	By:	/s/ Kevin L. Bloomfield

Kevin L. Bloomfield
Senior Vice President, Secretary and
General Counsel

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